Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-16969 and 33-41131 – Post Effective Amendments No. 1 and 2) of The Clorox Company of our report dated June 25, 2026, relating to the financial statements and supplemental information of The Clorox Company Employee Retirement Investment Plan for Puerto Rico (the Plan) appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2025.

/s/ Baker Tilly US, LLP

Seattle, Washington

June 25, 2026

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